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Exhibit 11

         STATEMENTS REGARDING COMPUTATION OF NET INCOME (LOSS) PER SHARE

                                                                                   Three Months Ended           Nine Months Ended
                                                                                        March 31                     March 31
                                                                                   1996          1995           1996          1995
                                                                                ------------------------    ------------------------

Net income (loss) per share was calculated as follows:
Primary:
     Income (loss) from continuing operations before
       discontinued operations                                                  $ (421,876)   $ (161,581)   $(1,328,410)  $  610,341
     Income (loss) from discontinued operations                                                  492,496                     306,371
                                                                                ----------    ----------    -----------   ----------
     Net income (loss)                                                          $ (421,876)   $  330,915    $(1,328,410)  $  916,712
                                                                                ==========    ==========    ===========   ==========
     Weighted average common shares outstanding                                  3,047,543     1,463,784      3,027,624    1,459,304
     Incremental shares under stock options computed
       under the treasury stock method using the
       average market price of the issuer's common
       stock during the periods                                                    194,714        14,423         99,128        6,545
     Weighted average common and common
       equivalent shares outstanding unless
       antidilutive                                                              3,047,543     1,478,207      3,027,624    1,465,849
     Income (loss) per share from continuing
       operations                                                               $     (.14)   $     (.11)          (.44)         .42
     Income (loss) per share from discontinued
       operations                                                                                    .33                         .21
     Net income (loss) per share                                                      (.14)          .22           (.44)         .63

Fully diluted:
     Income (loss) from continuing operations before
       discontinued operations                                                  $ (421,876)   $ (161,581)   $(1,328,410)  $  610,341
     Income (loss) from discontinued operations                                                  492,496                     306,371
                                                                                ----------    ----------    -----------   ----------
     Net income (loss)                                                          $ (421,876)   $  330,915    $(1,328,410)  $  916,712
                                                                                ==========    ==========    ===========   ==========
     Weighted average common shares outstanding                                  3,047,543     1,463,784      3,027,624    1,459,304
     Incremental shares under stock options computed
       under the treasury stock method using the market price of the issuer's common stock at the end of the periods if higher than the average
       market price                                                                194,714        20,460         99,128       20,460
     Weighted average common and common equivalent
       shares outstanding unless antidilutive                                    3,047,543     1,484,244      3,027,624    1,479,764
     Income (loss) per share from continuing operations                         $     (.14)   $     (.11)   $      (.44)  $      .41
     Income (loss) per share from discontinued
       operations                                                                                    .33                         .21
     Net income (loss) per share                                                      (.14)          .22           (.44)         .62
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